Registration No. 333-______

As filed with the Securities and Exchange Commission on June 26, 2002



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PYRAMID BREWERIES, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                   Washington
                          (State or Other Jurisdiction
                        of Incorporation or Organization)

                                   91-1258355
                      (I.R.S. Employer Identification No.)

     91 South Royal Brougham Way, Seattle, Washington    98134
     ------------------------------------------------  ---------
        (Address of Principal Executive Offices)       (Zip Code)

              AMENDED AND RESTATED 1995 EMPLOYEE STOCK OPTION PLAN

                           DIRECTORS COMPENSATION PLAN

                            (Full Title of the Plan)

                                  Martin Kelly
                      President and Chief Executive Officer
                             Pyramid Breweries, Inc.
                           91 South Royal Brougham Way
                            Seattle, Washington 98134
                     (Name and Address of Agent for Service)

                                 (206) 682-8322
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

========================= ======================= ======================= ====================== =======================

                                                                                Proposed
        Title of                                     Proposed Maximum            Maximum               Amount of
       Securities              Amount To Be           Offering Price            Aggregate             Registration
    To Be Registered            Registered              Per Share            Offering Price             Fee (2)
------------------------- ----------------------- ----------------------- ---------------------- -----------------------
     common stock,
  par value $0.01 (1)         375,000 shares              $2.33                 $873,750                 $80.39
========================= ======================= ======================= ====================== =======================

(1) Also includes associated "preferred share purchase rights" to purchase shares of common stock which are not currently separable from the shares of common stock and are not currently exercisable.

(2) The registration fee was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Act") based on the price of the outstanding shares of common stock as of June 24, 2002, as determined in accordance with Rule 457(c) under the Act.

                                Page 1 of 6 pages
                       Exhibit Index is located on page 6.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION

                                    STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Pyramid Breweries, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a)  Annual Report on Form 10-K for the year ended December 31, 2001

          (b)  Quarterly Report on Form 10-Q for the quarter ended March 31,
               2002,

          (c)  Current Report on Form 8-K dated May 30, 2002; and

          (d) The description of the Registrant's Common Stock contained in its Registration Statement on Form S-1 (Reg. No. 33-97834) and the description of the preferred share purchase rights contained in
               Item 1 of the Registrant's Registration Statement on Form 8-A filed with the Commission on June 17, 1999, and any amendments or reports filed for the purpose of updating these descriptions.

         The financial statements included in the Annual Report on Form 10-K incorporated herein by reference herein were audited by Arthur Andersen LLP. After reasonable efforts, the Registrant has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated January 25, 2002 into this registration statement. Accordingly, Arthur Andersen LLP will not be liable to investors under Section 11(a) of the Securities Act because it has not consent to being named as an expert in this registration statement, and therefore such lack of consent may limit the recovery by investors from Arthur Andersen LLP.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         None

Item 6.  Indemnification of Directors and Officers.

         Section 23B.08.320 of the Washington Business Corporations Act (the "WBCA") permits a corporation to limit its directors' liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except for (a) acts or omissions involving intentional misconduct or a knowing violation of law, (b) certain unlawful distributions or loans in violation of Section 23B.08.310 of the Revised Code of Washington, or (c) transactions whereby the director received an improper personal benefit. Article VI of the Registrant's Amended and Restated Articles of Incorporation (dated November 7, 1995) contains provisions limiting the liability of Registrant's directors to the Registrant or its shareholders to the fullest extent permitted by Washington law.

         Sections 23B.08.500 through 23B.08.600 of the WBCA authorize a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Article IX of the Registrant's Amended and Restated Bylaws requires the Registrant to indemnify its directors, officers, employees and other agents to the fullest extent permitted by Washington law.

         The above discussion of the WBCA and the Registrant's Amended and Restated Bylaws and Amended and Restated Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the Amended and Restated Bylaws and the Third Amended and Restated Articles of Incorporation, respectively.

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

Exhibit Number                  Exhibit

    *4.1                 Amended and Restated 1995 Employee Stock Option Plan.

     4.2 Form of Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.11 to Amendment No. 1 to Form S-1 filed with the Commission on November 9, 1995, Reg. No. 33-97834). 4.3 Rights
                         Agreement dated June 14, 1999 between the Registrant and Mellon Shareholder Services L.L.C., as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on June 15, 1999).

    *4.4                 Directors Compensation Plan.

    *5.1                 Opinion of Heller Ehrman White & McAuliffe LLP.

   *23.1 Consent of Heller Ehrman White & McAuliffe LLP (Included in its opinion filed as Exhibit 5.1).

    23.2 Consent of Arthur Andersen, LLP, Independent Auditors (omitted pursuant to Rule 437a)

   *24 Power of Attorney (Included on the signature page of this Registration Statement)
_______________________
* Filed herewith.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                            (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   Signatures

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 21st day of June, 2002.

                                        PYRAMID BREWERIES, INC.



                                        By:  /s/ Martin Kelly
                                             ----------------------------------
                                             Martin Kelly, President and Chief
                                             Executive Officer

                                Power of Attorney

         Each person whose signature appears below constitutes and appoints Martin Kelly and Eric Peterson, or either of them, his true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him in his name, place or stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and their agents or substitutes, may lawfully do or lawfully cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                       Title                                    Date

/s/ Martin Kelly                                President, Chief Executive Officer and          June 21, 2002
-------------------------------
Martin Kelly                                    Director (Principal Executive Officer)
/s/ Eric Peterson                               Chief Financial Officer (Principal Financial    June 21, 2002
-------------------------------
Eric Peterson                                   and Accounting Officer)
/s/ Kurt Dammeier                               Director                                        June 21, 2002
-------------------------------
Kurt Dammeier
/s/ George Hancock                              Director                                        June 21, 2002
-------------------------------
George Hancock
/s/ Scott Barnum                                Director                                        June 21, 2002
-------------------------------
Scott Barnum
/s/ Nancy Mootz                                 Director                                        June 21, 2002
-------------------------------
Nancy Mootz
/s/ Scott Svenson                               Director                                        June 21, 2002
-------------------------------
Scott Svenson



                                  EXHIBIT INDEX


Exhibit Number                  Exhibit

    *4.1                 Amended and Restated 1995 Employee Stock Option Plan.

     4.2 Form of Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.11 to Amendment No. 1 to Form S-1 filed with the Commission on November 9, 1995, Reg. No. 33-97834). 4.3 Rights
                         Agreement dated June 14, 1999 between the Registrant and Mellon Shareholder Services L.L.C., as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on June 15, 1999).

    *4.4                 Directors Compensation Plan.

    *5.1                 Opinion of Heller Ehrman White & McAuliffe LLP.

   *23.1 Consent of Heller Ehrman White & McAuliffe LLP (Included in its opinion filed as Exhibit 5.1).

    23.2 Consent of Arthur Andersen, LLP, Independent Auditors (omitted pursuant to Rule 437a)

   *24 Power of Attorney (Included on the signature page of this Registration Statement).

* Filed herewith.